Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Hess Midstream LP (the “Partnership”) on Form 10‑Q for the period ended March 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John B. Hess, Chairman of the Board of Directors and Chief Executive Officer of Hess Midstream GP LLC, the general partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: May 5, 2022

By	/s/ John B. Hess
John B. Hess
Chairman of the Board of Directors and Chief Executive Officer
HESS MIDSTREAM GP LP, its General Partner
HESS MIDSTREAM GP LLC, its General Partner

A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.